UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2021

Equifax Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-06605	58-0401110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1.25 par value per share	EFX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

A copy of the press release of Equifax Inc. (“Equifax” or the “Company”) announcing the Letter Agreement (defined below) and the reasons therefor is attached hereto as Exhibit 99.1 and incorporated by reference herein. The information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Letter Agreement with Mark W. Begor

On February 4, 2021, the Company entered into a letter agreement with Mark W. Begor, the Chief Executive Officer of the Company (the “Letter Agreement”), which amends certain terms of the Employment Agreement between the Company and Mr. Begor dated March 27, 2018 (the “Employment Agreement”).

The Letter Agreement provides for a five-year term of employment, ending on December 31, 2025. This change in conjunction with those described below is intended to ensure Mr. Begor’s continued leadership and to further align realized pay with long-term shareholder value and the continued success of our business strategy. Since joining Equifax as Chief Executive Officer in 2018, Mr. Begor led the effort to regain the confidence of customers and consumers following the 2017 cybersecurity incident and drove a $1.5 billion cloud data and technology transformation across the global enterprise. This cloud data and technology transformation has repositioned Equifax as a global data, analytics and technology leader with industry-leading security. The Board of Directors of the Company (the “Board”) believes that Mr. Begor’s strategic, visionary and innovative leadership and in-depth knowledge of our business make him uniquely qualified to continue to lead the Company and execute our strategy for shareholder value creation.

Under the original terms of the Employment Agreement, Mr. Begor received a minimum target grant value of $7 million for his annual long-term incentive awards (“LTI Awards”) and his 2020 LTI Award was increased to $8.1 million. Under the revised terms of the Letter Agreement, the minimum target grant value of LTI Awards has been replaced with a fixed target grant value of $10.1 million. The components of each LTI Award will consist of (i) performance shares that are eligible to vest based on prescribed performance criteria set at the beginning of each three-year performance period (60% of each LTI Award), (ii) premium-priced stock options (20% of each LTI Award) and (iii) time-based restricted stock units (“RSUs”) (20% of each LTI Award).

Each grant of premium-priced stock options will cliff vest on the later of (i) December 31, 2025 and (ii) the third anniversary of the date of grant. The premium-priced stock options granted in 2021 and 2022 will have a seven-year term and the premium-priced stock options granted in 2023-2025 will have a six-year term. For each LTI Award, the premium-priced options will be split evenly into two equally weighted tranches, based on fair value on the grant date, with exercise prices set at premiums of 110% and 120% to the fair market value of a share of our common stock on the applicable date of grant.

The changes described above result in 80% of Mr. Begor’s annual LTI Award being subject to substantive performance requirements and only 20% being subject to standard time-based vesting. This compares to an equal weighting of 50% each under the original terms of the Employment Agreement. Consistent with a change to the Company’s long-term incentive program implemented in 2019, the Letter Agreement includes premium-priced stock options in place of traditional stock options that were included under the original terms of the Employment Agreement, which tighten the link between long-term incentive compensation and creation of shareholder value. Additionally, each LTI Award will be subject to the Company’s enhanced clawback policy whereby the Board may recover incentive compensation awarded to employees in the event of misconduct or failure of oversight that results in significant financial or reputational harm, irrespective of whether there has been a financial restatement.

In addition, the Letter Agreement:

•

Specifies that Mr. Begor’s annual cash incentive award will be determined exclusively based upon achievement measured against specified Company financial goals, rather than 80% Company financial goals and 20% individual objectives;

•	Increases Mr. Begor’s target annual cash incentive award opportunity from 100% to 120% of his Base Salary (as defined in the Employment Agreement) for the applicable year; and

•	Includes certain clarifying changes to the terms of the Employment Agreement.

The Letter Agreement does not otherwise affect the terms of the Employment Agreement, including Mr. Begor’s salary, which has not changed since his hire in March 2018. The foregoing summary of the terms and conditions of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

A copy of the Company’s press release announcing the Letter Agreement and the reasons therefor is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Appointment of Audrey Boone Tillman

On February 3, 2021, the Board elected Audrey Boone Tillman as an independent director, to serve a term expiring at the Company’s 2021 Annual Meeting of Shareholders. With the election of Ms. Tillman, the size of the Board is set at eleven directors, ten of whom are independent.

The Board has determined that Ms. Tillman is independent and meets the applicable independence requirements of the New York Stock Exchange and the Company’s Guidelines for Determining the Independence of Directors. There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Tillman or any member of her immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

The selection of Ms. Tillman was not pursuant to any arrangement or understanding between her and any other person.

Ms. Tillman will be compensated in accordance with the Company’s previously-disclosed compensation program for its non-employee directors as disclosed in the Company’s most recent proxy statement. Ms. Tillman will also enter into the Company’s standard form of indemnification agreement for directors.

A copy of the Company’s press release announcing Ms. Tillman’s election is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board periodically reviews the Company’s governance documents, including the Company’s Amended and Restated Bylaws (the “Bylaws”). On February 4, 2021, the Board adopted amendments to the Bylaws, effective immediately, in order to, among other things:

•	Revise and update the timing requirements for the date of the annual meeting of shareholders;

•	Revise and update the informational requirements for director nomination notices submitted by shareholders;

•	Revise and update the submission window for shareholder proposals and director nomination notices submitted by shareholders;

•	Revise and update to specifically permit the Company to hold virtual or hybrid meetings of its shareholders;

•	Remove the mandatory retirement age of 65 for the Chairman of the Board, Chief Executive Officer and employee directors;

•

Remove duplicative provisions related to the Company’s director mandatory retirement age, stock ownership requirements and responsibilities of the Lead Independent Director which are already addressed in the Company’s Corporate Governance Guidelines;

•	Clarify the scope of expenses available for reimbursement under certain indemnification provisions; and

•	Make certain other updates, clarifications and ministerial and conforming changes.

A copy of the Company’s Bylaws, including the amendments referenced above, is included as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Equifax Inc., effective as of February 4, 2021.

10.1	Letter Agreement, dated February 4, 2021, between the Company and Mark W. Begor.

99.1	Press Release dated February 4, 2021, announcing Letter Agreement with Mark W. Begor.

99.2	Press Release dated February 3, 2021, announcing appointment of Audrey B. Tillman as a director.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equifax Inc.

By:	/s/ John J. Kelley III
Name:	John J. Kelley III
Title:	Corporate Vice President, Chief Legal Officer and Corporate Secretary

Date: February 9, 2021